Exhibit 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT


         This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 15th day of August 2003, by and between Alpha Virtual, Inc., a Delaware corporation (the "Company"), and Paul Mann, an individual (the "Executive"). Company or Executive are sometimes referred to herein as "party" or collectively "parties."

         WHEREAS, the Company and Cavio Corporation have entered into a binding letter of intent whereby Cavio will become a wholly owned subsidiary of the Company (the "Transaction");

         WHEREAS, Company and Executive now mutually desire to enter into this Agreement, to become effective upon the closing of the Transaction, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

1.       Employment and Duties
         ---------------------
         1.1 Employment.  Company hereby employs  Executive as the President and
             ----------
Chief Executive Officer of the Company and its subsidiaries and Executive hereby accepts such employment as of the Effective Date pursuant to the terms, covenants and conditions set forth herein.

         1.2 Duties.  While  serving in these  corporate  capacities,  Executive
             ------
shall have the responsibilities, duties, obligations, rights, benefits and requisite authority as is customary for his positions and as may be determined by the Company's Board of Directors (the "Board") and as may be set forth in the Bylaws of the Company and/or those of its subsidiaries. Executive shall perform said duties to the best of his ability and in a manner satisfactory to the Company.

         1.3 Time and Efforts. Executive shall devote his professional full-time
             ----------------
efforts, attention, and energies exclusively to the business of the Company and its subsidiaries.

         1.4 Place of  Employment.  Executive  and the Company agree that during
             --------------------
the Term (as defined below), his services will be performed at Cavio Corporation's principal offices in Vancouver, British Columbia, or such other place as agreed to between the Executive and the Company, subject to any necessary travel requirements of his position and duties hereunder.








                                     10.2-1

2.       Term
         ----
         Except as otherwise provided in this Agreement, the term of this Agreement (the "Term") shall be for a period of one year commencing upon the closing of the Transaction and shall automatically renew for successive periods of one year unless either party gives notice of the termination of the Agreement to the other not fewer than 30 days prior to the expiration of the applicable yearly period.

3.       Compensation
         ------------
         3.1 Compensation.  As the total consideration for Executive's  services
             ------------
rendered hereunder, Executive shall be entitled to annual compensation of $175,000 ("Base Salary"), payable in accordance with ordinary Company payroll procedures and subject to applicable withholding. Executive shall also be eligible to earn an annual bonus of $20,000 for every $1.5 million in gross consolidated revenue of the Company for said year, said bonus to be paid no later than ninety (90) days following the and of said calendar year. The bonus shall be net of any amounts required to be withheld by the Company in respect to taxes.

         3.2 Stock  Options.  Executive  shall be  entitled  to a ten year Stock
             --------------
Option under the Company Stock Option Plan for 150,000 shares of the Company's Common Stock at an exercise price of $3.50 per share to be vested over a 24 month period. The Stock Option shall vest in full if this Agreement is terminated Without Cause further to Section 5.2 herein.

         3.3 Expenses. During employment, Executive is entitled to reimbursement
             --------
for reasonable and necessary business expenses incurred by Executive in connection with the performance of Executive's duties and pursuant to applicable Company policy.

         3.4 Vacation.  Executive  shall be entitled to receive twenty (20) days
             --------
of paid vacation each year. Executive's vacation shall be governed by the Company's usual policies applicable to all executives.

         3.5 Benefits. Executive shall be entitled to participate in and receive
             --------
all benefits made available by the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, including without limitation, medical, dental, vision, life and disability insurance plans and coverage.

         3.6 Work Permits.  The Company shall use  reasonable  efforts to secure
             ------------
all work permits and visas required by the Executive in those geographic areas where Executive is required to work to fulfill his duties hereunder.






                                     10.2-2

4.       Proprietary Information
         -----------------------
         Executive shall execute the Company's Confidentiality, Proprietary Information, and Assignment of Inventions Agreement.

5.       Termination
         -----------
         Executive's employment shall terminate upon the happening of any of the following:

         5.1 Termination For Cause. The Company may terminate this Agreement for
             ---------------------
Cause if the Board of Directors determines that Cause exists. For purposes of this Agreement, "Cause" shall mean:

             (a)  A  proven  act  of   dishonesty,   fraud,   embezzlement,   or
misappropriation of proprietary information in connection with the Executive's responsibilities as an Executive;

             (b) Executive's conviction of, or plea of nolo contendere to, a felony;

             (c)   Executive's   willful   misconduct  in  connection  with  his
employment duties that is detrimental to the Company and which cannot be cured on reasonable notice to Executive; or

             (d) Executive's failure or refusal to perform his employment duties under this Agreement if such failure or refusal is not cured by Executive within twenty (20) days after receiving written notice thereof from the Company.

             (e) In the event of Executive's termination for Cause pursuant to this section 5.1, Executive shall not be entitled to severance pay or further salary.

         5.2  Termination  Due to  Disability or Death.  Executive's  employment
              ----------------------------------------
hereunder may be terminated by the Company as follows:


             (a) To the extent permitted by law, upon thirty (30) days' notice to Executive in the event that Executive has been unable to perform substantially all of his duties under this Agreement for an aggregate of 90 days (inclusive of weekends and holidays) within any 12-month period, as the result of Executive's incapacity to perform the essential functions of his job due to a physical or mental disability and after reasonable accommodation made by the Company, and within thirty (30) days of receipt of such notice, Executive shall not have returned to the full-time, continuing performance of his duties hereunder; or

             (b) Immediately upon the death of Executive.

             (c) In the event of Executive's termination due to disability or death pursuant to this section 5.2, Executive shall not be entitled to severance pay or further salary.



                                     10.2-3

         5.3  Voluntary  Termination.  Executive's  employment  hereunder may be
              ----------------------
terminated by Executive for any reason (other than by Termination Due to Disability or Death) upon Executive providing Company with thirty (30) days' notice of Executive's voluntary termination. In the event of Executive's voluntary termination pursuant to this section 5.3, Executive shall not be entitled to severance pay or further salary.

6.       Non-Solicitation
         ----------------
         During Executive's employment with Company and for a period of six (6) months following termination for any reason, Executive shall not, directly or indirectly, solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by Company, any client, account or location of Company with which Executive has had any contact as a result of his engagement by Company.

7.       Assignment
         ----------
         This Agreement is personal in nature, and neither this Agreement nor any part of any obligation herein shall be assignable by Executive. The Company shall be entitled to assign this Agreement to any affiliate of the Company that assumes the ownership and control of the business of the Company.

8.       Severability
         ------------
         Should any term, provision, covenant or condition of this Agreement be held to be void or invalid, the same shall not affect any other term, provision, covenant or condition of this Agreement, but such remainder shall continue in full force and effect as though each such voided term, provision, covenant or condition is not contained herein.

9.       Governing Law
         -------------
         This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be carried out in California.

10.      Arbitration Agreement
         ---------------------
         Both Executive and the Company mutually agree that any and all disputes between Executive and the Company (including any of the Company's related entities, employees, officers, directors, agents or assigns), that arise out of or relate to Executive's employment with, recruitment to, investment in, or termination from the Company shall be resolved through final and binding arbitration, pursuant to the Federal Arbitration Act and applicable California law. This shall include any controversy, claim or dispute of any kind relating to employment, including, without limitation, claims for breach of contract; claims for wages, benefits or compensation; claims based on tort, public policy, emotional distress, defamation, fraud or misrepresentation; claims for unfair competition or concerning the unauthorized use and/or disclosure of any confidential information, trade secret or any other intellectual property right; and any statutory claims relating to employment, including discrimination, harassment, or retaliation under Title VII of the Civil Rights Act of 1964, the



                                     10.2-4

Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Labor Code, or any other federal, state or local law or regulation now in existence or hereinafter enacted relating to employment.

         The only claims not covered by this Arbitration Agreement are (a) claims for workers' compensation benefits, unemployment insurance, or state and federal disability insurance, which shall be brought according to their applicable laws, and (b) any other dispute or claim that has been expressly excluded from arbitration by statute.

         Either party may initiate the arbitration process by submitting a written demand letter to the other party briefly setting forth the nature of the claim or dispute, including a short factual summary of the supporting allegations. To be timely, the letter demand must be received by the other party within the time limits established by any applicable statute of limitations with respect to the asserted claims. Any disputes and/or claims required to be submitted to arbitration under this Agreement shall be conducted by a neutral arbitrator pursuant to the applicable rules of the American Arbitration Association, subject to any applicable discovery or other rules required by California law, and also subject to the right of either party to seek provisional remedies as provided by the California Code of Civil Procedure ss.1281.8.

         The arbitration shall be held in Los Angeles, California. The Company shall pay the costs directly related to the arbitration, including the arbitrator's fees and any administrative fees. Each party shall otherwise bear their own respective attorneys' fees and costs, including the costs of any expert witnesses, depositions, travel or similar costs, unless an applicable contract or statute provides otherwise to the prevailing party, in which case the arbitrator shall make such determinations as required or permitted by law.

         The arbitrator shall issue a written decision or award that sets forth the essential findings and conclusions on which the award is based. The arbitrator shall have the authority to award all of the types of relief or damages that would otherwise be available in a civil court proceeding.

         THE ARBITRATION SHALL BE INSTEAD OF ANY CIVIL LITIGATION, MEANING THAT THE EXECUTIVE AND THE COMPANY ARE WAIVING ANY RIGHT TO A JURY TRIAL, AND THE ARBITRATOR'S DECISION SHALL BE FINAL AND BINDING TO THE FULLEST EXTENT PERMITTED BY LAW, SUBJECT ONLY TO ANY LIMITED JUDICIAL REVIEW AS REQUIRED OR PERMITTED BY APPLICABLE LAW.

11.      Binding Agreement
         -----------------
         This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns.

12.      Captions
         --------
         The  Section   captions  herein  are  inserted  only  as  a  matter  of
convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.



                                     10.2-5

13.      Entire Agreement
         ----------------
         This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth otherwise herein. In this regard, each of the parties represents and warrants to the other party that such party is not relying on any promises or representations that do not appear in writing herein. This Agreement supersedes the prior Letter Agreement with the Company, except as specifically referenced herein. Each of the parties further agrees and understands that this Agreement can be amended or modified only by a written agreement signed by all parties.

14.      Notice
         ------
         All notices and other communications under this Agreement shall be in writing and mailed, telegraphed, telecopied, or delivered by hand (by a party or a recognized courier service) to the other party.

15.      Attorneys' Fees
         ---------------
         In the event that any party shall bring an action or proceeding in connection with the performance, breach or interpretation of this Agreement, then the prevailing party in any such action or proceeding, as determined by the court or other body having jurisdiction, shall be entitled to recover from the losing party all reasonable costs and expenses of such action or proceeding, including reasonable attorneys' fees, court costs, costs of investigation, expert witness fees and other costs reasonably related to such action or proceeding.




























                                     10.2-6

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                      "COMPANY"

                                      ALPHA VIRTUAL, INC.,
                                      a Delaware corporation

                                      By:      /s/ Charles Lesser
                                         -------------------------------------
                                               Name:    Charles Lesser
                                               Title:   President

                                      And

                                      "EXECUTIVE"

                                              /s/ Paul Mann
                                      ----------------------------------------
                                              Paul Mann





































                                     10.2-7